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STEPHEN E. ROTH
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DIRECT LINE: (202) 383-0158

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Internet: sroth@sablaw.com
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                                 April 30, 2003


Board of Directors
National Life Insurance Company
One National Life Drive
Montpelier, Vermont  05604

                     Re:       NATIONAL VARIABLE ANNUITY ACCOUNT II

Ladies and Gentlemen:

           We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 11 to the Registration Statement on Form N-4 by National Variable Annuity Account II for certain variable annuity contracts (File No. 333-19583). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                             Very truly yours,

                                             SUTHERLAND ASBILL & BRENNAN LLP



                                             By:       _________________________
                                                         Stephen E. Roth


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